Exhibit 99

[Alcoa logo]

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Roy C. Harvey	Michael E. Belwood
(212) 836-2674	(812) 604-0530

Alcoa Announces Dividend and

Stock Contribution to Pension Plans

NEW YORK, January 21, 2011— The Board of Directors of Alcoa declared (a) a quarterly common stock dividend of 3 cents per share payable February 25, 2011 to shareholders of record at the close of business on February 4, 2011 and (b) a quarterly dividend of 93.75 cents per share on Alcoa’s $3.75 cumulative preferred stock payable April 1, 2011 to shareholders of record at the close of business on March 11, 2011.

In addition, a contribution was authorized of up to $600 million in Alcoa common stock to the company’s defined benefit pension plans. The company expects to complete the contribution in the first quarter of 2011. The stock contribution will improve the funded status of Alcoa’s pension plans and provide financial flexibility. The company will make additional cash contributions of approximately $300 million in 2011 to improve the funded status of its plans.

The shares of common stock to be contributed to the pension plans will not be registered under the Securities Act of 1933, as amended, or any state securities laws at the time of contribution and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer of any securities for sale or a solicitation of an offer to purchase or sell any securities.

About Alcoa

Alcoa is the world’s leading producer of primary and fabricated aluminum, as well as the world’s largest miner of bauxite and refiner of alumina. In addition to inventing the modern-day aluminum industry, Alcoa innovation has been behind major milestones in the aerospace, automotive, packaging, building and construction, commercial transportation, consumer electronics and industrial markets over the past 120 years. Among the solutions Alcoa markets are flat-rolled products, hard alloy extrusions, and forgings, as well as Alcoa® wheels, fastening systems, precision and investment castings, and building systems in addition to its expertise in other light metals such as titanium and nickel-based super alloys. Sustainability is an integral part of Alcoa’s operating practices and the product design and engineering it provides to customers. Alcoa has been a member of the Dow Jones Sustainability Index for nine consecutive years and approximately 75 percent of all of the aluminum ever produced since 1888 is still in active use today. Alcoa employs approximately 59,000 people in 31 countries across the world. More information can be found at www.alcoa.com.

Forward-Looking Statements

Certain statements in this release relate to future events and expectations and, as such, constitute forward-looking statements involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of Alcoa to be different from those expressed or implied in the forward-looking statements. These statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as “expects,” “intends,” “may,” “should,” “will” or other similar words. Alcoa disclaims any intention or obligation (other than as required by law) to update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or aluminum industry conditions generally, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices for primary aluminum, alumina and other products; (b) risks related to the assumptions used by Alcoa in its estimates of liabilities and expenses for pension benefits, including the rate of return on plan assets, the rate used to discount the future estimated liability, and assumptions relating to the employee workforce; (c) the inability to realize expected benefits from the stock contribution as planned or to complete the transaction within the targeted timeframe; and (d) the other risk factors summarized in Alcoa’s Form10-K for the year ended December 31, 2009, Forms 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, and other reports filed with the Securities and Exchange Commission.